Exhibit 99.1

OSI Systems Reports Fiscal 2021 Second Quarter Financial Results

  Q2 Revenues of $276 Million
  Q2 Earnings Per Diluted Share
    GAAP EPS of $1.10
    Record Non-GAAP EPS of $1.35
  Backlog of $1.0 Billion as of December 31, 2020 (20% increase from June 30, 2020)
  Company Raises Fiscal 2021 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 28, 2021--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and six months ended December 31, 2020.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter performance as we delivered record adjusted earnings despite the continued impact of the COVID-19 pandemic. With a healthy backlog and robust pipeline of opportunities, we believe we are well positioned as we enter the second half of fiscal 2021.”

For the second quarter of fiscal 2021, the Company reported revenues of $276.0 million compared to $305.3 million reported for the second quarter of fiscal 2020. Net income for the second quarter of fiscal 2021 was $20.0 million, or $1.10 per diluted share, compared to net income of $21.0 million, or $1.12 per diluted share, for the second quarter of fiscal 2020. Non-GAAP net income for the second quarter of fiscal 2021 was $24.6 million, or $1.35 per diluted share, compared to non-GAAP net income for the fiscal 2020 second quarter of $23.8 million, or $1.27 per diluted share.

For the six months ended December 31, 2020, revenues were $530.9 million compared to $596.2 million in the same period a year ago. Net income for the six months ended December 31, 2020 was $29.4 million, or $1.61 per diluted share, compared with $41.7 million, or $2.22 per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2020 was $44.1 million, or $2.41 per diluted share, compared with non-GAAP net income of $41.0 million, or $2.18 per diluted share, for the comparable prior-year period.

During the quarter ended December 31, 2020, the Company’s book-to-bill ratio was 1.1. As of December 31, 2020, the Company's backlog was $1,031 million compared to $861 million as of June 30, 2020. Operating cash flow during the quarter ended December 31, 2020 was $35.6 million, and capital expenditures were $4.7 million.

Mr. Chopra commented, “As expected, the Security division reported a reduction in year-over-year revenues as we continue to be impacted by the pandemic. However, with strong operational performance, we maintained our adjusted operating margin. We have captured multiple recent awards as we continue to exhibit our leadership in the global marketplace.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division again delivered outstanding results with record second quarter sales and operating income. We continue to see strong global demand, and, with record Opto backlog, we expect the division to deliver strong results for the remainder of fiscal 2021.”

Mr. Chopra concluded, “We continued building on our positive momentum in the Healthcare division resulting in a 31% increase in second quarter year-over-year revenue and noteworthy operating income growth. This marks the fourth consecutive quarter of significant adjusted operating margin expansion in the division. Our Healthcare backlog is solid, and we will continue to focus on enhancing our core products and developing new products.”

Fiscal Year 2021 Outlook

	Current Updated Guidance	Previous Guidance

Revenues	$1.110 billion - $1.145 billion	$1.100 billion - $1.142 billion

Non-GAAP Diluted Earnings Per Share	$5.00 - $5.35	$4.65 - $5.10

For fiscal year 2021, the Company is raising its revenue guidance to a range of $1.110 billion to $1.145 billion and is raising its non-GAAP diluted earnings per share guidance to $5.00 to $5.35. Actual revenues and non-GAAP diluted earnings per share for fiscal 2021 could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2021 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise be reasonably predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six months ended December 31, 2019 and 2020 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the second quarter of fiscal 2021. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 11, 2021. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 8287891 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2021. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
Revenue:
Products	$223,772	$208,367	$433,533	$391,114
Services	81,570	67,642	162,661	139,803
Total revenues	305,342	276,009	596,194	530,917
Cost of goods sold:
Products	148,709	139,893	295,051	264,734
Services	45,860	34,035	91,159	68,351
Total cost of goods sold	194,569	173,928	386,210	333,085
Gross profit	110,773	102,081	209,984	197,832
Operating expenses:
Selling, general and administrative	63,902	56,101	126,079	114,718
Research and development	14,881	13,784	29,127	25,866
Restructuring and other charges (benefit), net	(929)	(162)	(3,028)	8,197
Total operating expenses	77,854	69,723	152,178	148,781
Income from operations	32,919	32,358	57,806	49,051
Interest expense and other, net	(4,844)	(4,233)	(9,580)	(8,422)
Income before income taxes	28,075	28,125	48,226	40,629
Provision for income taxes	(7,089)	(8,087)	(6,497)	(11,247)
Net income	$20,986	$20,038	$41,729	$29,382

Diluted earnings per share	$1.12	$1.10	$ 2.22	$1.61
Weighted average shares outstanding – diluted	18,682	18,196	18,783	18,266
UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
Revenues – by Segment:
Security division	$202,437	$145,236	$391,401	$280,011
Healthcare division	41,992	54,895	82,200	106,398
Optoelectronics and Manufacturing division (including intersegment revenues)	72,806	87,521	146,444	167,435
Intersegment revenues eliminations	(11,893)	(11,643)	(23,851)	(22,927)
Total	$305,342	$276,009	$596,194	$530,917

Operating income (loss) – by Segment:
Security division	$28,562	$19,776	$48,880	$28,682
Healthcare division	1,294	9,323	4,111	18,307
Optoelectronics and Manufacturing division	9,018	10,414	17,787	19,154
Corporate	(6,080)	(7,361)	(13,417)	(16,817)
Intersegment eliminations	125	206	445	(275)
Total	$32,919	$32,358	$57,806	$49,051

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2020	December 31, 2020
Assets

Cash and cash equivalents	$76,102	$72,575
Accounts receivable, net	269,840	263,071
Inventories	241,226	266,190
Other current assets	30,541	32,588
Total current assets	617,709	634,424
Property and equipment, net	127,936	127,875
Goodwill	310,627	318,287
Intangible assets, net	128,279	132,076
Other non-current assets	83,990	88,141
Total Assets	$1,268,541	$1,300,803

Liabilities and Stockholders' Equity

Bank lines of credit	$59,000	$18,000
Current portion of long-term debt	926	947
Accounts payable and accrued expenses	154,487	162,595
Other current liabilities	115,688	151,851
Total current liabilities	330,101	333,393
Long-term debt	267,072	271,667
Other long-term liabilities	99,216	108,107
Total liabilities	696,389	713,167
Total stockholders’ equity	572,152	587,636
Total Liabilities and Stockholders’ Equity	$1,268,541	$1,300,803

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2019		2020		2019		2020
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$20,986	$1.12	$20,038	$1.10	$41,729	$2.22	$29,382	$1.61
Restructuring and other charges (benefit), net	(929)	(0.05)	(162)	(0.01)	(3,028)	(0.16)	8,197	0.45
Amortization of acquired intangible assets	3,566	0.19	3,704	0.20	7,163	0.38	7,480	0.41
Non-cash interest	2,239	0.12	2,260	0.12	4,402	0.23	4,486	0.25
Tax benefit of above adjustments	(1,352)	(0.07)	(1,600)	(0.08)	(2,373)	(0.13)	(5,546)	(0.31)
Discrete tax items	(696)	(0.04)	347	0.02	(6,910)	(0.36)	71	--

Non-GAAP basis	$23,814	$1.27	$24,587	$1.35	$40,983	$2.18	$44,070	$2.41

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division			Corporate / Elimination	Total
		% of Sales		% of Sales			% of Sales			% of Sales
GAAP basis – operating income (loss)	$28,562	14.1%	$1,294	3.1%		$9,018	12.4%	$(5,955)	$32,919	10.8%
Restructuring and other charges (benefit), net	405	0.2%	--	--		30	--	(1,364)	(929)	(0.4%)
Amortization of acquired intangible assets	2,792	1.4%	--	--		774	1.1%	- -	3,566	1.2%
Non-GAAP basis– operating income (loss)	$31,759	15.7%	$1,294	3.1%		$9,822	13.5%	$(7,319)	$35,556	11.6%
Three Months Ended December 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division			Corporate / Elimination	Total
		% of Sales		% of Sales			% of Sales			% of Sales
GAAP basis – operating income (loss)	$19,776	13.6%	$9,323	17.0%	$10,414		11.9%	$(7,155)	$32,358	11.7%
Restructuring and other charges (benefit), net	269	0.2%	27	--	--		--	(458)	(162)	(0.1%)
Amortization of acquired intangible assets	2,732	1.9%	201	0.4%	771		0.9%	- -	3,704	1.4%
Non-GAAP basis– operating income (loss)	$22,777	15.7%	$9,551	17.4%	$11,185		12.8%	$(7,613)	$35,900	13.0%

Six Months Ended December 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$48,880	12.5%	$4,111	5.0%	$17,787	12.1%	$(12,972)	$57,806	9.7%
Restructuring and other charges (benefit), net	405	0.1%	--	--	17	--	(3,450)	(3,028)	(0.5%)
Amortization of acquired intangible assets	5,592	1.4%	--	--	1,571	1.1%	--	7,163	1.2%
Non-GAAP basis– operating income (loss)	$54,877	14.0%	$4,111	5.0%	$19,375	13.2%	$(16,422)	$61,941	10.4%
Six Months Ended December 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$28,682	10.2%	$18,307	17.2%	$19,154	11.4%	$(17,092)	$49,051	9.2%
Restructuring and other charges (benefit), net	8,522	3.1%	27	--	146	0.1%	(498)	8,197	1.6%
Amortization of acquired intangible assets	5,545	2.0%	403	0.4%	1,532	0.9%	--	7,480	1.4%
Non-GAAP basis– operating income (loss)	$42,749	15.3%	$18,737	17.6%	$20,832	12.4%	$(17,590)	$64,728	12.2%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com